UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2014

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 12, 2014, the Board of Directors of Dollar General Corporation (the “Company”) increased the size of the Board from 7 to 8 members and appointed Ms. Paula A. Price to serve as a director of the Company until the 2015 annual meeting of shareholders and until her successor is duly elected and qualified and as a member of the Audit Committee of the Board, all effective as of August 26, 2014. The Board has found Ms. Price to be independent for purposes of the listing standards of the New York Stock Exchange and as defined in the Company’s Corporate Governance Guidelines and has determined that Ms. Price is an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K.

Ms. Price will be entitled to the standard compensation provided to non-employee directors, including annual equity awards of restricted stock units and stock options under the 2007 Stock Incentive Plan, subject to terms and conditions as set forth in form award agreements on file with the Securities and Exchange Commission (“SEC”).  The standard compensation provided to non-employee directors is described in Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2013, as filed with the SEC on December 5, 2013, as well as the Company’s Annual Proxy Statement filed with the SEC on April 9, 2014.

There are no arrangements or understandings between Ms. Price and any other person pursuant to which she was appointed as a director.  Ms. Price has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s news release announcing the appointment of Ms. Price is attached hereto as Exhibit 99.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated August 13, 2014 announcing the appointment of Ms. Price

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